As filed with the Securities and Exchange Commission on July 25, 2007
Registration Statement No. 333-97103

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

KABUSHIKI KAISHA ADVANTEST
(Exact Name of Registrant as Specified in Its Charter)

ADVANTEST CORPORATION
(Translation of Registrant’s name into English)

Japan	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Shin-Marunouchi Center Building
1-6-2 Marunouchi,
Chiyoda-ku, Tokyo 100-0005
Japan
(81-3) 3214-7500
(Address and Telephone Number of Registrant’s Principal Executive Offices)

THE ADVANTEST CORPORATION
INCENTIVE STOCK OPTION PLAN 2002
(Full Title of the Plan)

Advantest America Corporation (Holding Co.)
3201 Scott Boulevard
Santa Clara, California 95054
Attention: Corporate Secretary
(408) 988-7700
(Name, address and telephone number of agent for service)

With a copy to:
Masahisa Ikeda
Shearman & Sterling
Fukoku Seimei Building
2-2 Uchisaiwaicho 2-chome
Chiyoda-ku, Tokyo 100-0011
Japan
81-3-5251-1601
(Name, Address and Telephone Number of Agent For Service)

EXPLANATORY NOTE

Advantest Corporation (the “Registrant”) is hereby filing this Post-Effective Amendment No.1 to Registration Statement on Form S-8 filed on July 25, 2002 (File No. 333-97103) (the “Registration Statement”) to deregister shares of the Registrant’s common stock relating to options that were registered for issuance under the Advantest Corporation Incentive Stock Option Plan 2002 (the “Plan”).

The Registration Statement registered a total of 310,000 shares issuable pursuant to the Plan, including 155,000 shares that became available for issuance under the Plan as a result of the two for one stock split of shares of the Registrant's common stock conducted on October 1, 2006.

The Registration Statement is hereby amended to deregister the remaining unissued shares.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chiyoda-ku, Tokyo of Japan on July 25, 2007.

ADVANTEST CORPORATION

By:	/s/ Yuichi Kurita

Name: Yuichi Kurita Title: Director and Managing Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the following capacities on July 25, 2007.

Name	Title

/s/ Shimpei Takeshita	Chairman of the Board
Shimpei Takeshita
/s/ Toshio Maruyama	President and CEO (Principal Executive Officer)
Toshio Maruyama

Director
Naoyuki Akikusa

Director
Yasushige Hagio

/s/ Junji Nishiura	Director and Senior Executive Officer
Junji Nishiura

/s/ Hiroji Agata	Director and Senior Executive Officer
Hiroji Agata

/s/ Takashi Tokuno	Director and Senior Executive Officer
Takashi Tokuno

/s/ Hiroshi Tsukahara	Director and Managing Executive Officer
Hiroshi Tsukahara

/s/ Yuichi Kurita	Director and Managing Executive Officer (Principal Financial Officer)
Yuichi Kurita